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                                                                   EXHIBIT 10(5)

                               TERM LOAN AGREEMENT

         TERM LOAN AGREEMENT, dated as of July 2, 1996, among MOUNTAINEER PARK, INC., a West Virginia corporation (the "Borrower"), WINNERS ENTERTAINMENT, INC., a Delaware corporation (the "Guarantor"), and MADELEINE LLC, a New York limited liability company (the "Lender").
                                    RECITALS

         The Borrower and the Guarantor have requested the Lender to extend credit to the Borrower from the date hereof through the Maturity Date (as hereinafter defined) in the form of a single three (3) year term loan in the principal amount of $5,000,000. The proceeds of the term loan shall be used by the Borrower to repay existing indebtedness of the Borrower and for the Borrower's general working capital purposes. Accordingly, the Lender, the Borrower and the Guarantor hereby agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

         SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "Affiliate" means, as to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code and the rules and regulations promulgated thereunder from time to time.

         "Borrower" has the meaning specified therefor in the preamble hereto.

         "Bridge" means Bridge Capital, LLC, a Nevada limited liability company.

         "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Lender is open for business in New York City and banks in the State of West Virginia are not required or authorized to close.

                           "Capex Cap Amount" means, with respect to any fiscal
year, the lesser of (a) the product of (i) the sum of (A) Net Income, (B) income taxes, (C) interest expense, (D) depreciation and (E) amortization, in each case determined for such fiscal year in accordance with GAAP, and (ii) .07, and (b) the difference between (i) the net increase in cash from operations for such fiscal year, determined in accordance with GAAP, and (ii) the sum of (A) interest expense and (B) all scheduled reductions of principal with respect to Indebtedness, in each case for such fiscal year.

         "Capital Expenditures" means any expenditure (including deposits) of the Borrower for assets which it is contemplated will be used or usable in fiscal years of the Borrower and which are properly classifiable as fixed assets the cost of which may not be deducted from income in the year of acquisition, all computed in accordance with generally accepted accounting principles applied on a consistent basis.
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         "Capital Leases" means leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the Borrower.

         "Capitalized Lease Obligations" means any obligation of the Borrower for the payment of rent for any real or personal property under Capital Leases and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof, all computed and consolidated in accordance with generally accepted accounting principles applied on a consistent basis.

         "Collateral" means all of the property (real and personal) of the Borrower purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower in favor of the Lender as security for all or any part of the Obligations.

         "Commitment" means the commitment of the Lender to make a Loan to the Borrower pursuant to Section 2.01 hereof in the principal amount not to exceed $5,000,000.00.

         "Common Stock" means the common stock of the Guarantor, par value $0.00001 per share.

         "Deed of Trust" means the Deed of Trust with respect to the Property in substantially the form of Exhibit B.

         "Effective Date" has the meaning specified therefor in Article IV hereof.

         "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 6451 et seq.), and the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

         "Event of Default" means any of the events set forth in Section 7.01 hereof.

         "Existing Loan" means the loan made by Bridge to the Borrower in the amount of $250,000 and evidenced by the Existing Note.

         "Existing Note" means the Note Secured By Real Estate, dated June 6, 1996, made by the Borrower and payable to Bridge, in the original principal amount of $250,000.

         "Financial Statements" means the audited financial statements of the Guarantor and its Subsidiaries as set forth in the Guarantor's 10K for the fiscal year ended December 31, 1995, the unaudited financial statements of the Guarantor and its Subsidiaries as set forth in the Guarantor's

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10Q for the fiscal quarter ended March 31, 1996, the unaudited financial statements of the Borrower for the fiscal year ended December 31, 1996, and for the fiscal quarter ended March 31, 1996.

         "GAAP" means generally accepted accounting principles as in effect from time-to-time in the United States, consistently applied.

         "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Parties to the Loan Documents.

         "Guaranty" means the Guaranty made by the Guarantor in favor of the Lender pursuant to Article IX hereof, guaranteeing the Obligations under the Loan Documents.

         "Guarantor" has the meaning specified therefor in the preamble hereto.

         "Hazardous Materials" means, without limit, any pollutant, waste, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or other materials defined in or regulated under any Environmental Law.

         "Indebtedness" means (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations of the Borrower, (iii) all obligations of the Borrower under direct or indirect guaranties, contingent or other obligations of the Borrower to purchase or otherwise acquire or assure a creditor against loss in respect thereof, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person, (iv) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by the Borrower, (v) all obligations of the Borrower in respect of letters of credit and bankers' acceptances, (vi) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer
Plan) covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates, and (vii) withdrawal liability incurred under ERISA by the Borrower or any of its Affiliates to any Multiemployer Plan.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Lender" has the meaning specified therefor in the preamble hereto.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" means the term loan made by the Lender to the Borrower pursuant to Article II of this Agreement.

         "Loan Documents" means this Agreement, the Note, the Deed of Trust, the Security Agreement, the Guaranty, the Certificates, the Warrants, the Registration Rights Agreement, the Stock Transfer Agreement and all other instruments, documents and agreements executed and


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delivered pursuant hereto or thereto.

         "Loan Fees" means all of the fees and expenses payable, whether in cash, in kind, in Common Stock or in Warrants, by the Borrower and the Guarantor under Section 3.01 of this Agreement.

         "Loan Parties" means the Borrower and the Guarantor.

         "Maturity Date" means July 1, 1999, or such earlier date on which the Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by acceleration or otherwise.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

         "Net Income" means the net income after tax of the Borrower and its Subsidiaries determined on a consolidated basis, in accordance with GAAP, less any reported income from extraordinary items.

         "Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Loan and delivered to the Lender pursuant to Article IV hereof, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

         "Notice of Borrowing" has the meaning specified in Section 2.02 hereof.

         "Obligations" means (i) the obligation of any Loan Party to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or the Guarantor whether or not a claim for post-filing interest is allowed pursuant to 11 U.S.C.
Section 506, or otherwise in such cases), fees or otherwise and (ii) the obligation of any Loan Party to perform or observe all of its other obligations from time to time existing under any Loan Document.

         "Operating Leases" means leases or agreements to lease of the Borrower, other than Capital Leases.

         "Operating Lease Obligations" means all obligations of the Borrower for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations, all computed in accordance with GAAP.

         "Payment Office" means Madeline, LLC, 950 Third Avenue, New York, New York 10022, Attn: Mr. Kevin P. Genda.

         "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue, issued by a corporation rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation or issued by the Lender or its Affiliates, (iii) time certificates of deposit, issued by commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000, (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (v) tax exempt securities rated A or better by Moody's Investors Service, Inc. or A+ or better by Standard &

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Poor's Corporation.

         "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority.

         "Plan of Remediation" means the Corrective Action Plan, dated August 14, 1995, a copy of which is annexed hereto as Exhibit J.

         "Post-Default Rate" means a rate per annum equal to 22%.

         "Property" means the real property described in Schedule I hereto.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Lender and the Guarantor, in substantially the form of Exhibit C hereto.

         "Security Agreement" means the Security Agreement by the Borrower, in substantially the form of Exhibit D hereto.

         "Senior Loan Agreement" means the (i) Credit Line Deed of Trust, dated June 27, l994; (ii) the Note in original principal amount of $l0,200,000.00, dated June 28, 1994, and (iii) the Construction Loan Agreement, dated June 27, l994; as amended and supplemented by the Agreement, dated August l8, 1994; the Construction Loan Agreement, dated December 7, l994; the Construction Loan Agreement Amendment, dated February l0, l995; the Letter Amendment to Construction Loan Agreement, dated April l0, l995; the Construction Loan Agreement Amendment V, dated July l995; the Letter Amendment to Construction Loan Agreement, dated October 3l, l995; the Letter Amendment to Construction Loan Agreement, dated November 28, l995; the Letter Amendment to Construction Loan Agreement, dated December 2l, l995; and the Letter Amendment to Construction Loan Agreement, dated January 12, l996, each among the Senior Secured Creditor, the Borrower and the Guarantor.

         "Senior Secured Creditor" means Bennett Management & Development Corp., the bankruptcy estate thereof under chapter 11 Bankruptcy Case No. 9661379, presently pending in the United States Bankruptcy Court for the Northern District of New York and any and all successors and assigns of either of them, any of which has the legal and/or equitable rights in the Property as of the Effective Date.

         "Stock Certificate" means any original stock certificate issued by the Guarantor representing shares of Common Stock.

         "Stock Transfer Agreement" means the Stock Transfer Agreement between the Lender and the Guarantor, in substantially the form of Exhibit I hereto.

         "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock or similar rights of holders of equity having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by any Person.

         "Taxes" means any tax imposed by the State of West Virginia or any subdivision thereof.

         "Termination Date" means the earlier to occur of (a) the Maturity Date and (b) the date on which all of the Obligations have been fully performed.

         "Title Insurance Policy" means the mortgagee's loan policy, together with all endorsements

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made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Lender, insuring the Lien created by the Deed of Trust in an amount and on terms satisfactory to the Lender, delivered to the Lender pursuant to Article IV hereof.

         "Unfunded Liabilities" has the meaning specified therefor in Subsection 5.01(j) hereof.

         "Warrants" means validly issued warrants for the purchase of shares of Common Stock, in substantially the form attached hereto as Exhibit E.

         SECTION 1.02. Accounting and Other Terms. Unless otherwise expressly stated herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

         SECTION 2.01. Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to the Borrower on the Effective Date in a principal amount not to exceed the Commitment. Any principal amount of the Loan which is repaid or prepaid by the Borrower may not be reborrowed.

         SECTION 2.02. Making the Loan. The Borrower shall give the Lender prior written notice in substantially the form of Exhibit F hereto (a "Notice of Borrowing") no later than 11:00 A.M. (New York City time) on the day of the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall specify the principal amount of the proposed borrowing and the proposed borrowing date, which shall be the Effective Date: and (i) the Borrower shall be bound to make a borrowing in accordance therewith; and (ii) the Lender shall be required to make the Loan in accordance with the terms of the Loan Agreement. The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from the Borrower (or from any officer thereof designated in writing to the Lender) and the Parties to the Loan Documents shall execute a "Settlement Statement" or "Use of Proceeds" which shall constitute prima facie evidence as to the terms of this borrowing. On the Effective Date and upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender will make available the requested Loan to the Borrower in an amount not to exceed the Commitment by delivering the proceeds thereof, in immediately available funds (either in the form of a certified bank check or wire transfer) less the fees and expenses due under Section 3.01 and 8.04 hereof. The Borrower shall execute and deliver to the Lender, on the Effective Date, the Note payable to the order of the Lender to evidence the Loan in the principal amount of the Commitment. The Loan amount may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection herewith, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The Note and the books and records of the Lender shall be presumptive evidence of the amount of the Loan whether in excess of the principal amount of the Note or otherwise.

         SECTION 2.03. Interest.

                  (a) Loan. The Loan shall bear interest on the principal amount thereof from time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of twelve percent (12%).

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                  (b) Default Interest. Any amount of principal of the Loan, fees and (to the extent permitted by law) interest which is not paid when due (after any applicable grace period therefor set forth in Section 7 hereof), whether upon demand, by acceleration or otherwise, and all amounts payable after the occurrence and during the continuance of an Event of Default, shall bear interest from the day when due until such amount is paid in full at a rate per annum equal to the Post-Default Rate. In the event that any amount of principal of, or interest on, the Loan is not paid within 10 days of the due date thereof (whether by demand, acceleration or otherwise) when due, the Borrower shall, upon demand, pay an additional fee equal to 5% of the amount of such principal and/or interest not timely paid.

                  (c) Interest Payment. Interest on the Loan shall be payable monthly, in arrears, on the last day of each month, commencing July 31, 1996, and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

         SECTION 2.04. Repayment. The Loan shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Obligations to the Lender.

         SECTION 2.05. Termination or Reduction of Commitment. The Commitment shall terminate in full at 5:00 P.M. (New York City time) on the Effective Date.

         SECTION 2.06. Optional Prepayment of the Loan. The Borrower may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay without cost or penalty, the outstanding amount of the Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

                                   ARTICLE III

                      FEES, PAYMENTS AND OTHER COMPENSATION

         SECTION 3.01.      Fees and Other Consideration.

                  (a) Loan Fee. The Borrower shall pay to the Lender, on the Effective Date, in immediately available funds, a non-refundable loan fee of $400,000. The Borrower hereby instructs the Lender to withhold this fee from the proceeds of the Loan on the Effective Date in satisfaction thereof.

                  (b) Administration Fee. The Borrower shall pay to the Lender on each anniversary of the Effective Date a non-refundable fee (the "Administrative Fee") equal to 8% of the outstanding principal amount of the Loan as of the date of such anniversary.

                  (c) Audit and Collateral Monitoring Fees. The Borrower shall pay to the Lender on each anniversary of the Effective Date, the costs and expenses incurred by the Lender in connection with the periodic collateral appraisals and audit reviews performed by or on behalf of the Lender in such year; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower's obligation under this Subsection 3.01(c) shall be limited to $25,000 for each 365 (or 366, as applicable) day period following the Effective Date.

                  (d) Common Stock. The Guarantor shall, on the Effective Date and on the date of each anniversary of the Effective Date until all of the amounts due to the Lender hereunder (including, without limitation, all principal, interest, fees (whether due in cash, in Common Stock, in Warrants or in kind), expenses and indemnities) (the "Payments") have been satisfied in full, deliver to the Lender Stock Certificates, in such denominations as the Lender may request, validly issued to the Lender or its designee, representing the number of shares of Common Stock equal to

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the quotient of (i) the product of (A) the outstanding principal amount of the
Loan on the day of such delivery and (B) 5%, and (ii) the average daily closing price on each Business Day, as reported in a publication of generally recognized standing in the securities industry, for the 30 Business Days immediately preceding the third Business Day prior to the Effective Date or the date of such anniversary, as the case may be; provided, however, that such shares shall be issued to the Lender or its designee only upon the payment by the Lender to the Guarantor of an amount equal to the product of (i) the par value of the Common Stock and (ii) the number of shares of Common Stock to be issued. If the issuance of shares to the Lender would result in a put obligation (the "Put") pursuant to Section 4.01 of the Stock Transfer Agreement, then the maximum number of shares that may be issued without resulting in a Put shall be issued to the Lender as hereinabove set forth, and the Borrower shall issue to the Lender Warrants for the purchase of the remaining shares due to be issued to the Lender hereunder with an Exercise Price (as defined in the Warrant) equal to the par value of the Common Stock. Each Certificate issued hereunder shall bear the following legend:

                           "The Shares represented by this certificate have not
                  been registered or qualified under the Securities Act of 1933, as amended, or the "blue sky" laws of any state, and may be offered or sold only if registered and qualified pursuant to the relevant provisions of federal and state securities laws, or if an exemption from such registration or qualification is applicable, upon an opinion of counsel to the issuer that such transfer will not violate any federal or state securities laws applicable thereto."

                           The parties hereto agree that, for income tax
                  purposes, the purchase price to be attributed to the shares of Common Stock issued to the Lender hereunder on the date hereof is $_____________.

                  (e) Warrants. The Guarantor shall, on the Effective Date and on the date of each anniversary of the Effective Date until all of the Payments have been satisfied in full, issue and deliver to the Lender or its designee validly issued Warrants for the purchase of 250,000 shares of Common Stock. The Expiration Date (as defined in the Warrant) shall, in each case, be five years from the date of issuance of such Warrant. The Exercise Price (as defined in the Warrant) shall, in each case, be equal to $1.06. In addition, on the Effective Date, the Guarantor shall issue and deliver to the Lender or its designee validly issued Warrants for the purchase of 891,250 shares of Common Stock, for an Exercise Price (as defined in the Warrant) of $1.06 per share, with an Expiration Date of five years from the date of issuance.

                  Notwithstanding the foregoing, to the extent that there shall occur at any time, prior to any such issuance of Warrants, any event of a type that would require adjustment of the number of shares issuable upon the exercise of the Warrants or the Exercise Price (as defined in the Warrant) of such shares to the extent that such Warrants already had been issued, the number of shares to be issued under such Warrant, and the Exercise Price thereof, shall prior to issuance, be adjusted in the manner provided in Section 7 of the Warrant. Any such adjusted number of shares issuable pursuant to a Warrant and any such adjusted Exercise Price shall be reflected in the Warrant at the time of the issuance thereof.

                  The parties hereto agree that, for income tax purposes, the purchase price to be attributed to the Warrants issued to the Lender hereunder on the date hereof is $_____________.

         SECTION 3.02. Payments and Computations. The Borrower will make each payment under the Loan Documents to which it is a party not later than 2:30 P.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Payment Office, or at such other place or to such account as the Lender may designate by notice to the Borrower. All payments shall be made by the Borrower without

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
defense, set-off or counterclaim to the Lender. Subject to Section 7.01 below, all interest, fees, costs and expenses for which the Borrower is obligated under any Loan Document shall, if not timely paid by the Borrower, be added to the principal amount of the Loan and the Borrower hereby authorizes the Lender to, and the Lender may, from time to time, increase the principal amount of the Loan by any such amounts due under any Loan Document to which the Borrower is a party. The Borrower confirms that any addition to principal which the Lender so makes to the Loan as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest and fees. All computations of interest under this Agreement and any other Loan Document and all fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. In no event shall prior recourse to any Collateral be a prerequisite to the Lender's right to demand payment of any Obligation. The Lender's records kept in the ordinary course of its business shall be presumed to be correct and shall constitute prima facie evidence of the amount owing or paid with respect to any Obligation.

         SECTION 3.03. Taxes. (a) If the Borrower shall be required by any applicable law, rule or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, then (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay to the relevant taxation authority the full amount required to be so deducted or withheld. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority. If, due to the imposition of any Taxes, the Lender's tax liability with respect to any amounts payable hereunder to any other taxing authority is reduced, the amount of such reduction shall be paid by the Lender to the Borrower upon Borrower's demand therefor; provided, however, that in no event shall the Lender be required to pay to the Borrower an amount in excess of the amount withheld by the Borrower in respect of Taxes due rom or in respect of any amount payable hereunder.

                  (b) If the Lender shall be required to pay any Taxes in respect of any amount payable by the Borrower hereunder, then the Borrower shall, upon demand by the Lender, pay to the Lender an amount equal to the difference between (i) the Taxes required to be paid by the Lender, and (ii) the amount, if any, of the reduction of the Lender's tax liability to any other taxing authority resulting from the payment of such Taxes; provided, however, that in no event shall the Lender be required to pay to the Borrower an amount in excess of the amount paid by the Borrower to the Lender pursuant to this paragraph 3.03(b).

                                   ARTICLE IV

                     CONDITIONS TO EFFECTIVENESS AND LENDING

         SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied (the "Effective Date"):

                  (a) Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 3.01 and 8.04 hereof, and the Guarantor shall have satisfied all of its Obligations pursuant to Section 3.01(d) and (e) hereof.

                  (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 5.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Effective Date shall be correct on and as of the Effective Date as though made on and as of such date; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Effective Date or would result from this Agreement becoming effective in accordance with its terms.

                  (c) Legality. The making of the Loan shall not contravene any law, rule or regulation applicable to the Lender, the Borrower or the Guarantor.

                  (d) Delivery of Documents. The Lender shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Effective
Date:

                           (i) the Note, duly executed by the Borrower;

                           (ii) the Security Agreement, duly executed by the
                  Borrower;

                           (iii) the Registration Rights Agreement duly executed
                  by the Guarantor;

                           (iv) the Stock Transfer Agreement duly executed by
                  the Guarantor;

                           (v) a copy of the Deed of Trust, duly executed by the
                  Borrower and the Lender, and certified as filed by the Clerk of the County Commission of Hancock, West Virginia;

                           (vi) evidence of the recording of the Deed of Trust
                  in such other office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder;

                           (vii) the Title Insurance Policy;

                           (viii) a survey of the Property;

                           (ix) a certificate executed by the Company that to
                  the best of its knowledge, the Property not located in an area designated by a Governmental Authority as a flood or similar hazard area in form and substance satisfactory to the Lender, in its sole and absolute discretion;

                           (x) acknowledgment copies of appropriate financing
                  statements on Form UCC-1, duly executed by the Borrower and duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement;

                           (xi) a title report with respect to the Property
                  showing only those exceptions as are acceptable to the Lender, in its sole and absolute discretion;

                           (xii) certified copies of requests for copies of
                  information on Form UCC-11, listing all effective financing statements which name as debtor the Borrower and which are filed in the offices referred to in clause (x) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Lender, shall cover any of the Collateral;

                           (xiii) a copy of the resolutions adopted by the Board
                  of Directors of the each Loan Party, certified as of the Effective Date by an authorized officer thereof, authorizing
                  (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such entity is or will be a party, and (B) the execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by the Loan Parties in connection herewith;

                           (xiv) a certificate of an authorized officer of each
                  Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such entity is or will be a party and the other documents to be executed and delivered by the Loan Parties in connection herewith, together with evidence of the incumbency of such authorized officers;

                           (xv) a certificate, dated as of a date not more than
                  ten (10) Business Days prior to the Effective Date, of the appropriate official of the jurisdiction of incorporation and each jurisdiction of foreign qualification, both inside and outside the United States, of each Loan Party, certifying as to the subsistence in good standing of, and the payment of taxes by, each Loan Party in such jurisdictions and listing all charter documents of each Loan Party on file with such official(s), together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

                           (xvi) a copy of the charter of each Loan Party,
                  certified as of a date not more than 30 days prior to the Effective Date by the appropriate official(s) of the jurisdiction of incorporation of each Loan Party and as of the Effective Date by an authorized officer of such Loan Party;

                           (xvii) a copy of the by-laws of each Loan Party,
                  certified as of the Effective Date by an authorized officer of such Loan Party;

                           (xviii) an opinion of Freer & McGarry, counsel to the
                  Borrower and the Guarantor, substantially in the form of Exhibit G hereto and as to such other matters as the Lender may reasonably request;

                           (xvix) an opinion of Jackson and Kelly, West Virginia
                  counsel to the Borrower and the Guarantor, substantially in the form of Exhibit H hereto and as to such other matters as the Lender may reasonably request;

                           (xx) a copy of the Financial Statements, together
                  with a certificate of the chief executive officer or chief financial officer of the Borrower, setting forth all existing guarantees and other contingent liabilities of the Borrower;

                           (xxi) a certificate of insurance evidencing insurance
                  on all property of the Borrower as is required by Section 6.01(h) hereof, naming the Lender as additional insured as its interests may appear for all insurance maintained by the Borrower;

                           (xxii) a schedule of all existing leases under which
                  the Borrower is a lessee for the use of real property, certified by the chief financial officer of the Borrower;

                           (xxiii) such other agreements, instruments,
                  approvals, opinions and other documents as the Lender may reasonably request.

                  (e) Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

                  (f) Material Adverse Change. The Lender shall have determined, in its sole and absolute discretion, that no material adverse change shall have occurred in the business, operations, assets, financial condition or prospects of the Borrower or the Guarantor after March 31, 1996.

                  (g) Existing Loan. The Existing Loan shall be repaid in full prior to or contemporaneously with the funding by the Lender of the Loan. The Borrower hereby instructs the Lender to withhold from the proceeds of the Loan all amounts due in respect of the Existing Loan, as determined by Bridge, and to remit such funds pursuant to instructions provided to the Lender by Bridge.

                  (h) Due Diligence. The Lender shall have completed its due diligence with respect to the Loan Parties and the results thereof shall be acceptable to the Lender, in its sole and absolute discretion.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. Representations and Warranties of the Borrower and the Guarantor. The Borrower and the Guarantor, as appropriate, each represent and warrant as follows:

                  (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to make the borrowings hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction and territory, inside and outside of the United States, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. The Borrower is a wholly-owned subsidiary of the Guarantor.

                  (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower or the Guarantors of any Loan Document to which such Persons are or will be parties.

                  (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which the Borrower or the Guarantor is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

                  (e) Certificates. Each Stock Certificate issued and delivered pursuant to subsection 3.01(d) or pursuant to the terms of any Warrant shall, upon issuance and delivery pursuant to the terms hereof or the terms of such Warrant, as may be the case, represent validly issued, fully paid and non-assessable shares of Common Stock.

                  (f) Subsidiaries. There are no Subsidiaries of the Borrower other than Mountaineer Magic, Inc.

                  (g) Litigation. Except as set forth on Schedule II hereto and in the Financial Statements, there is no pending or threatened action, suit or proceeding affecting the Borrower or any of the Guarantors before any court or other Governmental Authority or any arbitrator. There is no pending or threatened action, suit or proceeding affecting the Borrower or any of the Guarantors before any court or other Governmental Authority or any arbitrator which may materially adversely affect the operations or condition, financial or otherwise, of such Person or the ability of such Person to perform its obligations under any Loan Document to which such Person is or will be a party.

                  (h) Financial Condition. The Financial Statements, copies of which have been delivered to the Lender, fairly present the financial condition of the Loan Parties as of the respective dates thereof and the results of operations of the Loan Parties for the fiscal periods ended on such respective dates, all in accordance with GAAP. Since March 31, 1996, there has been no material adverse change in such condition or operations. There has been no change in the number of shares of Common Stock outstanding since May 16, 1996, as reported on the Form 10Q of the Guarantor for the period ending March 31, 1996, other than as set forth on Schedule X hereto.

                  (i) Compliance with Law, Etc. Neither the Borrower nor the Guarantor is in violation of its charter or by-laws, any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties.

                  (j) ERISA. Neither Loan Party maintains, or is obligated to maintain or contribute to, any Employee Plan or Multiemployer Plan. As of the Effective Date, neither Loan Party has any employee benefit plan with respect to which the present value of all vested, nonforfeitable benefits under such plan exceeds the fair market value of the assets of such plan allocable to such benefits (any such amount constituting an "Unfunded Liability").

                  (k) Taxes, Etc. After giving effect to any lawful extension, all Federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower or the Guarantors have been filed, and all taxes, assessments and other governmental charges imposed upon the Borrower or the Guarantors or any property of the Borrower or the Guarantors which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (l) Regulation U. Neither the Borrower nor the Guarantor is or will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (m) Adverse Agreements, Etc. Neither the Borrower nor the Guarantor is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which materially adversely affects, or, to the best knowledge of the Borrower or the Guarantor, in the future is reasonably likely to materially adversely affect, the condition or operations, financial or otherwise, of the Borrower or the Guarantor or the ability of the Borrower or the Guarantor to perform its obligations under any Loan Document to which the Borrower is or will be a party.

                  (n) Holding Company and Investment Company Acts. Neither the Borrower nor the Guarantor is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or
(ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (o) Permits, Etc. The Borrower and the Guarantor have all permits, licenses, authorizations and approvals required for it to lawfully own and operate its respective businesses. Schedule III hereto sets forth all licenses, permits, authorizations and approvals required by any Governmental Authority for the lawful conduct of the Borrower's business, and each of the foregoing has been obtained by the Borrower and is in full force and effect as of the Effective Date.

                  (p) Title to Properties. The Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and other charges and encumbrances and other types of preferential arrangements, except (i) Liens in favor of the Senior Secured Creditor pursuant to the Senior Loan Agreement, and (ii) such as are permitted by Section 6.02(a) hereof. All of Borrower's properties are titled in Borrower's legal name. Borrower has not used, or filed a financing statement (or other evidence of a lien, charge or Security Interest) under, any other name in any United States jurisdiction or territory outside the United States for at least the last five
(5) years.

                  (q) Full Disclosure. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any misstatement of material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no contingent liability or other material fact that may adversely affect the condition or operations, financial or otherwise, or the business or prospects of the Borrower or the Guarantor which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto or thereto.

                  (r) Operating Lease Obligations. The Borrower does not have any obligation as lessee for the payment of rent for any real or personal property other than as set forth in Schedule IV hereto.

                  (s) Indebtedness. The Borrower has no Indebtedness other than Indebtedness set forth on Schedule V hereto.

                  (t) Environmental Matters. Except as set forth in the Plan of Remediation, (i) the Borrower is in compliance with all applicable Environmental Laws, and (ii) none of the operations of the Borrower is the subject of any Federal, state or local investigation to determine whether any remedial action is needed to address the presence, disposal, release or threatened release of any Hazardous Material into the environment which may have a material adverse effect on the business, operations, property, assets or financial or other condition of the Borrower, and the Borrower does not have any contingent liability in connection with any release of any Hazardous Material into the environment which may have a material adverse effect on its business, operations, property, assets or financial or other condition.

                  (u) Schedules. All of the information which is required to be scheduled to this Agreement is correct and accurate in all material respects.

                  (v) Insurance. Each of Borrower and the Guarantor keeps its insurable properties adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) personal liability insurance and public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender.

                  (w) Use of Proceeds. The proceeds of the Loan shall be used to pay accrued accounts receivable of the Borrower, for improvements to the Property and for general working capital.

                  (x) Solvency of the Borrower. On and as of the Effective Date, and after giving effect to the Loan and to liens created by the Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured);
(ii) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower has, and will have, sufficient capital with which to conduct its business.

                  (y) Solvency of the Guarantor. On and as of the Effective Date, after giving effect to the Loan and to liens created by the Borrower in connection therewith, (i) the sum of the consolidated assets, at a fair valuation, of the Guarantor will exceed its consolidated debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured); (ii) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Guarantor will have sufficient capital with which to conduct its business.

                  (z) Representations, Warranties and Covenants of Lender. Lender hereby represents and warrants to and covenants with Borrower and Winners that:

                  All shares of Winners Common Stock acquired by Lender in accordance with this Agreement are being acquired by lender for its own account for investment and without a view to distribute any of the shares of Winners Common Stock in any transaction which would be in violation of the Securities Act of l933, as amended.

                                   ARTICLE VI

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

         SECTION 6.01. Affirmative Covenants. So long as any principal of or interest on the Loan shall remain unpaid or the Lender shall have any commitment to make the Loan hereunder, the Borrower and, where appropriate, the Guarantor will, unless the Lender shall otherwise consent in writing:

                  (a)  Reporting Requirements.  Furnish to the Lender:

                           (i) as soon as available and in any event within 30 days after the end of each month, an interim (A) consolidated and consolidating balance sheets of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, (B) consolidated and consolidating statement of income of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, and (C) consolidated and consolidating statement of cash flow of the Borrower for such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such month, and the results of the operations of the Borrower for such month (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

                           (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an interim
         (A) consolidated and consolidating balance sheet of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, (B) consolidated and consolidating statement of income of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, and (C) consolidated and consolidating statement of cash flow of the Borrower for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such quarter, and the results of the operations of the Borrower for such quarter (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

                           (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a (A) consolidated and consolidating balance sheet of the Borrower as at the end of such fiscal year, (B) consolidated and consolidating statement of income of the Borrower as at the end of such fiscal year, and (C) consolidated and consolidating statement of cash flow of the Borrower for such fiscal year setting forth in comparative form the corresponding figures for the immediately preceding fiscal year and setting forth the budget for such fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied and, in the case of balance sheets and statement of income, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an independent certified public accountant of recognized standing selected by the Borrower and satisfactory to the Lender, together with any management letter prepared by such accountant and a written statement of such accountant
         (1) to the effect that in making the examination necessary for its certification of such financial statements, it has not obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (2) if such accountant shall have obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, describing the nature thereof;

                  (iv) within 30 days after the end of any fiscal quarter of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 6.01(a)(iv) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, balance sheets of the Guarantor and its subsidiaries as of the end of such fiscal quarter and statements of income and retained earnings of the Guarantor and its subsidiaries for the period commencing at the beginning of the fiscal year in which such fiscal quarter falls through the end of such fiscal quarter, certified as accurate and correct by the chief financial officer of the Guarantor;

                  (v) within 120 days after the end of each fiscal year of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 6.01(a)(v) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, a copy of the annual report for such fiscal year for the Guarantor and its subsidiaries containing financial statements for such year certified in a manner acceptable to Lender by independent public accountants of recognized standing;

                  (vi) promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to any of its security holders, reports and copies of all reports and registration statements that the Guarantor or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (vii) promptly upon delivery thereof, all reports and filings made by the Borrower and/or the Guarantor to the West Virginia Racing Commission or the West Virginia Lottery Commission;

                  (viii) simultaneously with the delivery of the financial statements required by clauses (i), (ii), (iii), (iv) and (v) of this
         Section 6.01(a), (A) a certificate of the chief financial officer of the appropriate Loan Party, stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents to which such Loan Party is a party and has made or caused to be made under his supervision a review of the condition and operations of such Loan Party during the period covered by such financial statements with a view to determining whether the Borrower was in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

                  (ix) as soon as available, and in any event no later than 90 days after the end of each year, annual financial projections (including forecasted income statements, cash flow statements, schedules of cash receipts and disbursements and borrowings hereunder) of the Borrower and the Guarantor for the next succeeding three-year period, all in reasonable detail, together with all such supporting information as the Lender shall reasonably request;

                  (x) promptly after submission to any Governmental Authority not otherwise referred to in this subsection 6.01(a), all documents and information furnished to such Governmental Authority, unless such documents and information are furnished in the ordinary course of business and will not result in any adverse action to be taken by such Governmental Authority;

                  (xi) promptly after obtaining knowledge thereof but in any event not later than five (5) days after the occurrence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or a material adverse change in the condition or operations, financial or otherwise, of the Borrower, the written statement of the chief executive officer or the chief financial officer of the Borrower, setting forth the details of such Event of Default, event or material adverse change and the action which the Borrower proposes to take with respect thereto;

                  (xii) as soon as possible and in any event within 10 days after the Borrower, the Guarantor or any of their Affiliates knows or has reason to know of the existence of any Unfunded Liability, a notice setting forth the amount of such Unfunded Liability, certified by the chief financial officer of the applicable Loan Party.

                  (xiii) promptly after the commencement thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower or the Guarantor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may materially adversely affect the condition or operations, financial or otherwise, of the Borrower or the Guarantor; and

                  (xiv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower or the Guarantor as the Lender from time to time may reasonably request.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of their properties, and (ii) paying all lawful claims which if unpaid might become a lien or charge upon any of their properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (c) Preservation of Existence, Etc. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Maintain all licenses and accreditations necessary to conduct the business of the Borrower and the Guarantor.

                  (d) Keeping of Records and Books of Account. Keep adequate records and books of account, with complete entries made in accordance with GAAP.

                  (e) Inspection Rights. Permit the Lender or any agent or representative thereof at any reasonable time and from time to time to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits or examinations, and to discuss its affairs, finances and accounts with any of the directors, officers, employees, independent accountants or other representatives thereof. The Borrower agrees to pay the cost of each such audit or examination as provided in subsection 3.01(c).

                  (f) Maintenance of Properties, Etc. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which the Borrower or the Guarantor is a party as lessee or under which the Borrower or the Guarantor occupies property, so as to prevent any loss or forfeiture thereof or thereunder.


                  (g) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, personal liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

                  (h) Environmental Indemnity. Comply with the requirements of all applicable Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) arising out of (i) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Borrower (or its predecessors in interest or title); (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any investigation, lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of any Environmental Law.

                  (i) Notification of Event of Default. Immediately notify Lender in writing of any default of nonpayment or any other default or event of default or notice thereof under any of the Loan Documents (as defined in the Senior Loan Agreement) or any other agreements or instruments representing material Indebtedness of Borrower or the Guarantor or any Lien on their respective assets.

                  (j) Further Assurances. Each Loan Party shall do, execute, acknowledge and deliver, at the sole cost and expense of such Loan Party, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which such Loan Party may be or may hereafter become bound to convey, mortgage or assign to the Lender to effect the intention or facilitate the performance of the terms of the Agreement.

                  (k) Environmental Actions. The Borrower shall take all remedial and other actions as set forth in the Plan of Remediation in a timely manner.

                  (l) Estoppel Certificate. The Borrower and the Guarantor will each use their best good faith effort to obtain and deliver to the Lender an estoppel certificate duly executed by each Person (other than the Lender) having a Lien on the Property as of the Effective Date, certifying and covenanting as to such matters relating thereto as the Lender may reasonably request.

         SECTION 6.02. Negative Covenants. So long as any principal of or interest on the Loan, or any Obligation, shall remain unpaid or the Lender shall have any commitment to make the Loan, the Borrower will not and, where appropriate, the Guarantor will not, without the prior written consent of the Lender:

                  (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer any right to receive income, other than:

                  (i) Liens created pursuant to the Loan Documents;

                  (ii) Liens existing on the date hereof, as set forth in
         Schedule VI hereto, and the renewal and replacement of such liens, provided that any such renewal or replacement lien shall be limited to the property or assets covered by the lien renewed or replaced and the indebtedness secured by any such renewal or replacement lien shall be in an amount not greater than the amount of indebtedness secured by the lien renewed or replaced;

                  (iii) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by
         Section 6.01(b)(i) hereof;

                  (iv) Liens created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 6.01(b)(ii) hereof;

                  (v) deposits, pledges or Liens (other than liens arising under ERISA) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                  (vi) restrictions on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party in the normal conduct of such Loan Party's business;

                  (vii) (A) purchase money liens on or purchase money security interests in equipment acquired or held by the Borrower in the ordinary course of its business to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) liens or security interests existing on such property at the time of its acquisition, provided, that (1) no such lien or security interests shall extend to cover any other property of the Borrower, and (2) the principal amount of the Indebtedness secured by any such lien or security interest shall not exceed 100% of the lesser of the fair market value or the cost of the property so held or acquired; and

                  (viii) any other Lien in favor of the Lender.

         (b) Indebtedness. Create, incur or suffer to exist any Indebtedness, other than:

                  (i) Indebtedness to the Lender;

                  (ii) Indebtedness created hereunder or under the Note;

                  (iii) Indebtedness existing on the date hereof, as set forth in Schedule V hereto, and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                  (iv) Indebtedness represented by accounts payable incurred in the ordinary course of business;

                  (v) Indebtedness secured by liens or security interests permitted by clause (vii) of subsection (a) of this Section 6.02;

                  (vi) Indebtedness permitted by subsection (b) of this Section 6.02;

                  (vii) Subordinated Indebtedness of the Borrower on terms approved, in writing, by the Lender; and

                  (viii) Indebtedness under Operating Leases permitted by
         Section 6.02(g) hereof.

         (c) Guaranties, Etc. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

                  (i) guaranties created hereunder or under any Loan Document;

                  (ii) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (iii) guaranties existing on the date hereof, as set forth in
         Schedule VII hereto, including any renewal or other modification thereof, provided, however, that such renewal or modification (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the guaranty being renewed or modified, and (B) after giving effect to the renewal or modification of such guaranty, the amount of the outstanding indebtedness guaranteed by such guaranty is not greater than the amount of the outstanding indebtedness guaranteed by such guaranty immediately prior to such renewal or modification; and

                  (iv) guaranties of any other Indebtedness to the Lender or Indebtedness permitted by subsection (b) of this Section 6.02.

         (d) Merger, Consolidation, Sale of Assets, Etc.

                  (i) merge or consolidate with any Person; or

                  (ii) sell, assign, lease, engage in sale leaseback transactions or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any substantial portion of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person.

         (e) Change in Nature of Business. Make any material change in the nature of its business as conducted on at the date hereof.

         (f) Investments, Etc. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) Permitted Investments, and (ii) investments existing on the date hereof, as set forth in
Schedule VIII hereto.

         (g) Lease Obligations. Create, incur or suffer to exist any obligation as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under Operating Leases which would cause the aggregate amount of all obligations in respect of Operating
Leases payable by the Borrower in any fiscal year of the Borrower to exceed 105% of the Operating Leases outstanding as of the end of the prior fiscal year.

         (h) Capital Expenditures. Make or be committed to make any Capital Expenditures (by purchase or capitalized lease) in excess of the Capex Cap Amount for the prior fiscal year.

         (i) Salaries and Withdrawals. Pay or become obligated to pay any fees, wages, distributions, salary, bonus, commission, contributions to deferred benefit plans or any other compensation ("Compensation") to, or for the benefit of, the Guarantor or any officers of the Borrower or the Guarantor in any calendar year in excess of 120% of such Persons Compensation in the immediately preceding calendar year.

         (j) Dividends, Etc. Declare or pay any dividend, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such or to purchase or otherwise acquire for value any stock of the Borrower; provided, however, that nothing herein shall prevent the Borrower from making distributions to the Guarantor in the aggregate in any fiscal year equal to the lesser of (i) the amount necessary to pay the expenses of the Guarantor, and (ii) $500,000.00 plus expenses paid to any third parties, in each case minus the funds available to the Guarantor from other sources other than through the issuance of securities.

         (k) Federal Reserve Regulations. Permit the Loan or the proceeds of the Loan under this Agreement to be used for the purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         (l) Transactions with Affiliates. The Borrower shall not enter into or be a party to any transaction with any of its Affiliates, except in the ordinary course of business for fair consideration and on terms no less favorable to the Borrower as are available from unaffiliated third parties.

         (m) Fiscal Year, Accounting Policies. Permit any material change in the fiscal year or accounting policies and procedure of the Borrower without the prior written consent of the Lender.

         (n) Improvements. Make or commit to make any improvements on the Property with a total cost in excess of $250,000.00 without the prior written consent of the Lender, after Lender's review of all plans, permits and other items necessary to ensure that any such improvement will comply with all applicable building and safety requirements as the Lender, in its sole and absolute discretion, may determine; provided, however, that the foregoing limitations shall not apply to the proceeds of the Loan.

         (o) Senior Debt. Permit the increase of the principal amount of or interest rate or monetary default penalties under the Senior Loan Agreement.

         SECTION 6.03 Negative Covenants of the Guarantor. So long as any of the Obligations remains outstanding, the Guarantor shall not:

                  (a) take any action to increase the par value of the Common Stock;

                  (b) issue any Common Stock, any preferred stock or any security providing for the purchase of or convertibility into, or exchangeable for, Common Stock or preferred stock, other than;

                           (i) in connection with stock rights, warrants and options existing on the date hereof as set forth on Schedule IX hereto;

                           (ii) in connection with future incentive stock options or warrants for employees of the Guarantor not to exceed 1% of the number of outstanding shares of Common Stock in any fiscal year;

                           (iii) in the ordinary course of business of the Guarantor not to exceed 1/2 of 1% of the number of outstanding shares of Common Stock in any fiscal year; and

                           (iv) in connection with any merger, acquisition or sale of a major portion of the assets of the Guarantor approved in writing by the Lender, such approval not to be unreasonably withheld.

                           (v) as provided under Section 3.01 hereof.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal on the Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                  (b) the Borrower shall fail to pay any interest on the Loan or any fee or other amount (whether by scheduled payment, acceleration, demand or otherwise) within three (3) Business Days of the date when due; provided, however, that failure to make payments when due with respect to Obligations in this Subsection 7.01(b) more than three (3) times in any twelve (12) month period shall constitute an Event of Default hereunder;

                  (c) any representation or warranty made by any Loan Party or any officer of any Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

                  (d) any Loan Party shall fail to perform or observe any of the covenants contained in Sections 6.01, 6.02 or 6.03 hereof and Article IX hereof;

                  (e) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document and to be performed or observed by such Loan Party;

                  (f) there shall occur any breach or default under any other agreement involving the borrowing of money under which such Loan Party or any of its subsidiaries may be obligated as borrower or guarantor;

                  (g) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

                  (h) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                  (i) any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document;

                  (j) the Security Agreement, the Deed of Trust or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, to the extent provided for by the terms hereof or thereof, first or second priority lien on or security interest in any Collateral purported to be covered thereby;

                  (k) one or more judgments or orders (other than a judgment or award described in subsections (g) and (h) of this Section 7.01) for the payment of money exceeding any applicable insurance coverage shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (l) any Loan Party or any Affiliate of a Loan Party shall suffer to exist any Unfunded Liability in excess of $100,000.

                  then, and in any such event, the Lender may, by notice to the Borrower, (i) declare its Commitment to make the Loan hereunder to be terminated, whereupon such Commitment shall forthwith terminate, (ii) declare the Loan, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default described in subsections (g) and (h) of this
Section 7.01, the Commitment to make the Loan hereunder shall immediately terminate and the Loan, all such interest thereon and all other amounts shall become payable and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower, and; provided further, that upon the occurrence of an Event of Default other than the events described in Subsections (a), (b), (g) and (h), the Borrower shall have three (3) Business Days in which to cure such Event of Default and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, with a copy sent promptly thereafter by U.S. mail, return receipt requested or delivered, if to the Borrower or the Guarantor, at the following address:

         Mountaineer Park, Inc.
         8 Route 2 South
         Chester, West Virginia  26034
         Attention:          Mr. Edson Arneault
         Telephone No.:     (304) 387-2400
         Telecopy No.:      (304) 387-1598

with copies to:

         Freer & McGarry
         1000 Thomas Jefferson Street, NW, Suite 60
         Washington, DC 20007
         Attention:          Robert Rubin, Esq.
         Telephone No.:      (202) 965-6565
         Telecopy No.:       (202) 965-4839

and if to the Lender, to it at the following address:

         Madeleine LLC
         950 Third Avenue
         New York, New York  10022
         Attention:          Mr. Kevin P. Genda
         Telephone No.:      (212) 758-5110
         Telecopy No.:       (212) 421-2947

with copies to:

         Schulte Roth & Zabel
         900 Third Avenue
         New York, New York 10022
         Attention:          Mark A. Neporent, Esq.
         Telephone No.:      (212) 756-2238
         Telecopy No.:       (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

         SECTION 8.02. Amendments, Etc. No amendment of any provision of this Agreement, the Note or any other Loan Document shall be effective unless it is in writing and signed by the Borrower, each of the Guarantor and the Lender, and no waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.03. No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any right or remedy provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

         SECTION 8.04. Fees, Costs, Expenses and Taxes. Whether or not the Loan is made hereunder or the transactions contemplated hereby are consummated, the Borrower will pay on demand (i) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording, amendment, modification, waiver and administration of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, including, without limitation, the reasonable fees, out-of-pocket expenses and other client charges of Schulte Roth & Zabel, counsel to the Lender, and Bowles Rice McDavid Graff & Love, West Virginia counsel to the Lender and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents and the reasonable fees, out-of-pocket expenses and other client charges of all accountants, auditors and consultants retained by the Lender in connection with the transactions contemplated by this Agreement, and (ii) all costs and expenses, if any (including reasonable counsel fees, out-of-pocket expenses and other client charges), in connection with the enforcement of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents. In addition, the Borrower will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all obligations now or hereafter existing, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.05` are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         SECTION 8.06. Severability. Any provision of this Agreement, or of any other Loan Document to which the Borrower or any of the Guarantors is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.07. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of the Commitment, the Loan, or the Note, and, to the extent of any such assignment or participation (unless otherwise stated therein), the assignee of such assignment shall have the same rights and benefits hereunder and under the Note as it would have if it were the Lender hereunder. In connection with any assignment by the Lender pursuant hereto, the Borrower shall, promptly upon request by the Lender, execute and deliver a new Note or Notes, in replacement of the then effective Note or Notes, in an aggregate principal amount equal to the outstanding principal amount of the Loan at such time, payable to the order of the Lender and/or an assignee(s). The Lender may, in connection with any such assignment or participation or as may be required by law or any Governmental Authority or other regulatory body, disclose any public and non-public information relating to the Borrower and each of the Guarantors furnished by or on behalf of the Borrower or any of the Guarantors or any of their Affiliates to the Lender.

         SECTION 8.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         SECTION 8.09. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 8.10. Governing Law. This Agreement, the Note, and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in such State without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and the Guarantor hereby irrevocably accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and the Guarantor further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section 8.01, such service to become effective thirty (30) days after such mailing. The Borrower and the Guarantor hereby irrevocably appoint Mr. Robert A. Blatt, c/o CRC Group, 1890 Palmer Avenue, Suite 303, Larchmont, New York 10538, or such other Person as shall be acceptable to the Lender, as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower and the Guarantor in any other jurisdiction.

         SECTION 8.11. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, THE GUARANTOR AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHT UNDER THIS AGREEMENT, THE NOTE, OR OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY

SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWER AND THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER AND THE GUARANTOR HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

         SECTION 8.12. Reinstatement; Certain Payments. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations under this Agreements, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event the Borrower and the Guarantor (A) agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower and the Guarantor notwithstanding the cancellation of the Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and
(B) shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

         SECTION 8.13. Indemnification. In addition to all of their other Obligations under this Agreement, the Borrower and the Guarantor jointly and severally agree to defend, protect, indemnify and hold harmless the Lender and any assignee of the Lenders rights hereunder, and all of their respective officers, directors, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities or labor laws, or under any Federal, state or local environmental, health or safety laws, regulations or, common law principles, arising from or in connection with the past, present or future operations of the Borrower or its predecessors in interest, arising from or in connection with any of the following: (i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of the Loan, or (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement (collectively, the "Indemnified Matters"); provided, however, that the Borrower and the Guarantor shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Obligations, secured by the Collateral and chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 8.13 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provisions of this Section 8.13 shall survive termination of this Agreement.


                                   ARTICLE IX

                                    GUARANTY

         SECTION 9.01. Guaranty. the Guarantor, and each other Guarantor that may become party hereto, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of the Borrower to the Lender and (ii) agrees, to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Agreement, the Guarantee and each other Loan Document.

         SECTION 9.02. Obligations Unconditional.

                  (i) the Guarantor and each other Guarantor that may become party hereto, hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. the Guarantor and each other Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or for any other reason. The liability of the Guarantor and each other Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document;
         (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Guarantor in respect of the Obligations or the Guarantor and each other Guarantor in respect hereof.

                  (ii) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Guarantor or any other Guarantor pursuant hereto shall have been satisfied in full after the Commitment shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made, and (iii) shall be binding upon the Guarantor, any other Guarantor or their respective heirs, executors, successors and assigns.

         SECTION 9.03. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by the Lender or the Borrower or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor and each other Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 9.03, might constitute grounds for relieving the Guarantor or any other Guarantor of its obligations hereunder, and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral. All such waivers by the Guarantor shall be effective only to the extent permitted by applicable law.

         SECTION 9.04. Subrogation. The Guarantor hereby waives and agrees that it will not exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise. If the amount shall be paid to the Guarantor or such other Guarantor on account of such subrogation rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor or such other Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

         SECTION 9.05. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

         SECTION 9.06. Taxes.

                  (a) Each payment by the Guarantor under this Loan Agreement shall be made without withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided, however, that if such Taxes are required by law to be withheld from any such payment, the Guarantor shall make such withholding for the account of the Lender, make timely payment thereof to the appropriate governmental authority, and forthwith pay for the account of the Lender such additional amount as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.06.) the Lender receives an amount equal to the sum it would have received had no such deductions been made. All such Taxes shall be paid by the Guarantor prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Guarantor shall make prompt payment thereof to the appropriate governmental authority.

                  (b) the Guarantor will indemnify the Lender for the full amount of Taxes (including any Taxes on amounts payable under this Section 9.06.) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

                  (c) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Note, the Guarantor will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

         SECTION 9.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any of the Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor forthwith on demand by the Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                            MOUNTAINEER PARK, INC.


                                            By:        /s/ Edson R. Arneault
                                                       -------------------------
                                            Name:      Edson R. Arneault
                                            Title:     President


                                            WINNERS ENTERTAINMENT, INC.


                                            By:        /s/ Edson R. Arneault
                                                       -------------------------
                                            Name:      Edson R. Arneault
                                            Title:     President


                                            MADELEINE LLC


                                            By:        /s/  Kevin Genda
                                                       -------------------------
                                            Name:      Kevin Genda
                                            Title:     Power of Attorney

                                   SCHEDULE I

                             Description of Property

                                  SCHEDULE II

                                   Litigation

                                  SCHEDULE III

                 Licenses, Permits, Authorizations and Approvals

                                   SCHEDULE IV

                        Lease Obligations of the Borrower

                                   SCHEDULE V

                          Indebtedness of the Borrower

                                  SCHEDULE VI

                                    Existing

                                  SCHEDULE VII

                           Guarantees of the Borrower

                                 SCHEDULE VIII

                                   Investments

                                  SCHEDULE IX

                       Stock Rights, Warrants and Options

                                   SCHEDULE X

                          Shares of Common Stock Issued

                                   EXHIBIT A

                                  Form of Note

                                   EXHIBIT B

                              Form of Deed of Trust

                                   EXHIBIT C

                      Form of Registration Rights Agreement

                                   EXHIBIT D

                           Form of Security Agreement

                                   EXHIBIT E

                                Form of Warrants

                                   EXHIBIT F

                            Form of Borrowing Notice

                                   EXHIBIT G

                       Form of Opinion of Freer & McGarry,
                    Counsel to the Borrower and the Guarantor

                                   EXHIBIT H

                      Form of Opinion of Jackson & Kelley,
             West Virginia Counsel to the Borrower and the Guarantor

                                   EXHIBIT I

                        Form of Stock Transfer Agreement

                                   EXHIBIT J

                             Corrective Action Plan

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I

   DEFINITIONS; CERTAIN TERMS
      SECTION 1.01.   Definitions.............................................
      SECTION 1.02.   Accounting and Other Terms..............................


ARTICLE II

   AMOUNT AND TERMS OF THE LOAN
      SECTION 2.01.   Commitment..............................................
      SECTION 2.02.   Making the Loan.........................................
      SECTION 2.03.   Interest................................................
         (a)   Loan...........................................................
         (b)   Default Interest...............................................
         (c)   Interest Payment...............................................
      SECTION 2.04.   Repayment...............................................
      SECTION 2.05.   Termination or Reduction of Commitment..................
      SECTION 2.06.   Optional Prepayment of the Loan.........................


ARTICLE III

   FEES, PAYMENTS AND OTHER COMPENSATION
      SECTION 3.01.   Fees and Other Consideration............................
         (a)   Loan Fee.......................................................
         (b)   Administration Fee.............................................
         (c)   Audit and Collateral Monitoring Fees...........................
         (d)   Common Stock...................................................
         (e)   Warrants.......................................................
      SECTION 3.02.   Payments and Computations...............................
      SECTION 3.03.   Taxes...................................................


ARTICLE IV

   CONDITIONS OF EFFECTIVENESS AND LENDING
      SECTION 4.01.   Conditions Precedent to Effectiveness...................
         (a)   Payment of Fees, Etc...........................................
         (b)   Representations and Warranties; No Event of Default............
         (c)   Legality.......................................................
         (d)   Delivery of Documents..........................................
         (e)   Proceedings; Receipt of Documents..............................
         (f)   Material Adverse Change........................................
         (g)   Existing Loan..................................................
         (h)   Due Diligence..................................................


ARTICLE V

   REPRESENTATIONS AND WARRANTIES
      SECTION 5.01. Representations and Warranties of the Borrower and the Guarantor
         (a)   Organization, Good Standing, Etc..............................

         (b)   Authorization, Etc............................................
         (c)   Governmental Approvals........................................
         (d)   Enforceability of Loan Documents..............................
         (e)   Certificates..................................................
         (f)   Subsidiaries..................................................
         (g)   Litigation....................................................
         (h)   Financial Condition...........................................
         (i)   Compliance with Law, Etc......................................
         (j)   ERISA.........................................................
         (k)   Taxes, Etc....................................................
         (l)   Regulation U..................................................
         (m)   Adverse Agreements, Etc.......................................
         (n)   Holding Company and Investment Company Acts...................
         (o)   Permits, Etc..................................................
         (p)   Title to Properties...........................................
         (q)   Full Disclosure...............................................
         (r)   Operating Lease Obligations...................................
         (s)   Indebtedness..................................................
         (t)   Environmental Matters.........................................
         (u)   Schedules.....................................................
         (v)   Insurance.....................................................
         (w)   Use of Proceeds...............................................
         (x)   Solvency of the Borrower......................................
         (y)   Solvency of the Guarantor.....................................


ARTICLE VI

   COVENANTS OF THE BORROWER AND THE GUARANTOR
      SECTION 6.01.   Affirmative Covenants..................................
         (a)   Reporting Requirements........................................
         (b)   Compliance with Laws, Etc.....................................
         (c)   Preservation of Existence, Etc................................
         (d)   Keeping of Records and Books of Account.......................
         (e)   Inspection Rights.............................................
         (f)   Maintenance of Properties, Etc................................
         (g)   Maintenance of Insurance......................................
         (h)   Environmental Indemnity.......................................
         (i)   Notification of Event of Default..............................
         (j)   Further Assurances............................................
         (k)   Environmental Actions.........................................
         (l)   Estoppel Certificate..........................................
      SECTION 6.02.   Negative Covenants.....................................
         (a)   Liens, Etc. ..................................................
         (b)   Indebtedness..................................................
         (c)   Guaranties, Etc. .............................................
         (d)   Merger, Consolidation, Sale of Assets, Etc. ..................
         (e)   Change in Nature of Business..................................
         (f)   Investments, Etc. ............................................
         (g)   Lease Obligations.............................................
         (h)   Capital Expenditures..........................................
         (i)   Salaries and Withdrawals......................................
         (j)   Dividends, Etc. ..............................................
         (k)   Federal Reserve Regulations...................................
         (l)   Transactions with Affiliates..................................
         (m)   Fiscal Year, Accounting Policies..............................
         (n)   Improvements..................................................
         (o)   Senior Debt...................................................
      SECTION 6.03   Negative Covenants of the Guarantor.....................

ARTICLE VII

   EVENTS OF DEFAULT
      SECTION 7.01.   Events of Default......................................


ARTICLE VIII

   MISCELLANEOUS
      SECTION 8.01.   Notices, Etc...........................................
      SECTION 8.02.   Amendments, Etc........................................
      SECTION 8.03.   No Waiver; Remedies, Etc...............................
      SECTION 8.04.   Fees, Costs, Expenses and Taxes........................
      SECTION 8.05.   Right of Set-off.......................................
      SECTION 8.06.   Severability...........................................
      SECTION 8.07.   Successors and Assigns.................................
      SECTION 8.08.   Counterparts...........................................
      SECTION 8.09.   Headings...............................................
      SECTION 8.10.   Governing Law..........................................
      SECTION 8.11.   WAIVER OF JURY TRIAL, ETC..............................
      SECTION 8.12.   Reinstatement; Certain Payments........................
      SECTION 8.13.   Indemnification........................................


ARTICLE IX

   GUARANTY
      SECTION 9.01.   Guaranty...............................................
      SECTION 9.02.   Obligations Unconditional..............................
      SECTION 9.03.   Waivers................................................
      SECTION 9.04.   Subrogation............................................
      SECTION 9.05.   No Waiver; Remedies....................................
      SECTION 9.06.   Taxes..................................................
      SECTION 9.07.   Stay of Acceleration...................................


SCHEDULE I            Description of Property
SCHEDULE II           Litigation
SCHEDULE III          Licenses, Permits, Authorizations and Approvals
SCHEDULE IV           Lease Obligations of the Borrower
SCHEDULE V            Indebtedness of the Borrower
SCHEDULE VI           Existing Liens
SCHEDULE VII          Guarantees of the Borrower
SCHEDULE VIII         Investments
SCHEDULE IX           Stock Rights, Warrants and Options
SCHEDULE X            Shares of Common Stock Issued


EXHIBIT A             Form of Note
EXHIBIT B             Form of Deed of Trust
EXHIBIT C             Form of Registration Rights Agreement
EXHIBIT D             Form of Security Agreement
EXHIBIT E             Form of Warrants
EXHIBIT F             Form of Borrowing Notice
EXHIBIT G             Form of Opinion of Freer & McGarry, Counsel to the
                      Borrower and the Guarantor

EXHIBIT H             Form of Opinion of Jackson & Kelly, West Virginia Counsel
                      to the Borrower and the Guarantor

EXHIBIT I             Form of Stock Transfer Agreement

EXHIBIT J             Corrective Action Plan

                               TERM LOAN AGREEMENT



                            Dated as of July 2, 1996


                                      among


                      MOUNTAINEER PARK, INC., as Borrower,

                    WINNERS ENTERTAINMENT, INC., as Guarantor

                                       and

                            MADELEINE LLC, as Lender